ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on June 13, 2018, by Emet Capital Partners LLC (the “Purchaser”) pursuant to the terms of that certain Securities Purchase Agreement dated as of September 14, 2017 (the “Agreement”), by and among The Greater Cannabis Company, Inc. (the “Company”) and the Purchaser, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Purchaser agrees as follows.

1.1       New Investment. Purchaser and Company agree that in exchange for a $5,000.00 payment on the Company’s behalf, Purchaser’s Note is being increased by $5,500.00 by the Company’s execution of the allonge annexed hereto as Exhibit A (“Allonge”) and the Company shall issue Purchaser a warrant for 11,000 shares in the form annexed hereto as Exhibit B (the “New Warrant”). Such Allonge and New Warrant will be deemed a Note and Warrant (as defined in the agreement), respectively, as if issued pursuant to the Agreement.

1.2       Agreement. The terms, rights, obligations, and representations of the Agreement are hereby incorporated with respect to this Agreement, the Allonge, and New Warrant, with the same force and effect as if such Allonge and New Warrant were originally issued pursuant thereto.

1.3       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the parties have executed this Adoption Agreement as of the date first written above.

PURCHASER:

Emet Capital Partners LLC

By:	/s/ Gabriel Berkowitz
Name:	Gabriel Berkowitz
Title:	Manager

The Greater Cannabis Company, Inc

By:	/s/ Wayne Anderson
Name:	Wayne Anderson
Title:	CEO